Exhibit 99.1

December 20, 2013

Stonegate Mortgage Continues Retail Mortgage Business Expansion

Stonegate Mortgage Completes Acquisition of Crossline Capital, California-based Lender and Servicer Licensed in 20 States

INDIANAPOLIS—(BUSINESS WIRE)— Stonegate Mortgage Corporation (NYSE:SGM), a leading publicly traded mortgage company focused on originating, financing and servicing U.S. residential mortgage loans, announced today that it completed the acquisition of Crossline Capital, a California-based mortgage lender that originates and services consumer direct mortgages. The acquisition of Crossline expands the Company’s retail channel and accelerates its geographic expansion, which is consistent with the Company’s acquisition and growth strategy. Crossline is being operated as a wholly-owned subsidiary of Stonegate Mortgage.

Crossline is licensed to originate mortgages in 20 states including Arizona, California, Colorado, Connecticut, Florida, Georgia, Idaho, Maryland, Massachusetts, New Hampshire, New Mexico, North Carolina, Ohio, Oregon, Pennsylvania, Rhode Island, Texas, Utah, Virginia and Washington, and is an approved Fannie Mae Seller Servicer. In addition, it operates two national mortgage origination call centers in Lake Forest, CA and Scottsdale, AZ and also operates retail mortgage origination branches in seven other locations in Southern California. Crossline originated $572 million in mortgage loans during the year ended December 31, 2012 and $374 million in mortgage loans during the nine months ended September 30, 2013.

“Stonegate is committed to expanding our retail mortgage origination footprint through strategic acquisitions that will enable us to provide services directly to the consumer,” said Jim Cutillo, Chief Executive Officer of Stonegate Mortgage. “Crossline Capital’s call center and retail branch network is in well-established markets with limited overlap to Stonegate’s retail locations, so this is highly complementary to our existing operations. As part of the acquisition, Stonegate has gained a team of leaders from Crossline with real in-market knowledge and relationships. We are very pleased to have them join our team. With this acquisition and our recent Nationstar deal, we are executing on our growth strategy, and believe that we are positioning the company to capitalize on our automated decisioning technology and integrated mortgage banking platform, and to benefit from a housing recovery that is just underway.”

“Stonegate is highly respected in the mortgage industry and Crossline had already been financing loans with Stonegate through NattyMac, their wholly owned subsidiary, so we had a well-established and successful relationship,” said Tim Elkins, CEO of Crossline Capital. “Now with this acquisition, we will have access to Stonegate’s additional capital and the ability to implement their technology, which is key for us to continue our long-term growth and success. We are excited to be a part of Stonegate and believe this will be a real benefit to our employees and customers.”

About Stonegate Mortgage Corporation

Founded in 2005, Stonegate Mortgage Corporation (NYSE:SGM) is a leading, publicly traded, integrated mortgage company that originates, finances and services agency and non-agency residential mortgages through its network of retail offices and approved third party originators. Stonegate Mortgage also provides financing through its fully integrated warehouse lending platform, NattyMac. Stonegate Mortgage’s operational excellence, financial strength, dedication to customer service and commitment to technology have positioned the firm as a leading provider in the emerging housing finance market.

For more information on Stonegate Mortgage Corporation, please visit www.stonegatemtg.com.

Forward Looking Statements

Various statements contained in this press release, including those that express a belief, expectation or intention, as well as those that are not statements of historical fact, are forward-looking statements. These forward-looking statements may include projections and estimates concerning the timing and success of specific projects and our future production, revenues, income and capital spending. Our forward-looking statements are generally accompanied by words such as “estimate,” “project,” “predict,” “believe,” “expect,” “intend,” “anticipate,” “potential,” “plan,” “goal” or other words that convey the uncertainty of future events or outcomes. The forward-looking statements in this press release speak only as of the date of this press release; we disclaim any obligation to update these statements unless required by law, and we caution you not to rely on them unduly. We have based these forward-looking statements on our current expectations and assumptions about future events. While our management considers these expectations and assumptions to be reasonable, they are inherently subject to significant business, economic, competitive, regulatory and other risks, contingencies and uncertainties, most of which are difficult to predict and many of which are beyond our control. These and other important factors, including those discussed in the “Risk Factors” section within our final prospectus dated October 9, 2013, may cause our actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements.

Stonegate Mortgage:

Media:

Sloane & Company (on behalf of Stonegate Mortgage Corporation)

Whit Clay, 212-446-1864

wclay@sloanepr.com

or

Investor:

Stonegate Mortgage Corporation

Mike McFadden, 317-663-5904

michael.mcfadden@stonegatemtg.com

Source: Stonegate Mortgage Corporation

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